UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2016

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

Appointment of Executive Officer

On March 29, 2016, the Board of Directors (the “Board”) of Curis, Inc. (the “Company”) appointed James E. Dentzer to the position of chief financial officer, chief administrative officer, secretary and treasurer of the Company. Mr. Dentzer, age 49, most recently served as chief financial officer of Dicerna Pharmaceuticals, Inc., an RNA interference-based biopharmaceutical company, from December 2013 to December 2015. Prior to that, he was the chief financial officer of Valeritas, Inc., a commercial-stage medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the chief financial officer of Amicus Therapeutics, Inc., a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as corporate controller of Biogen and six years in various senior financial roles at E.I. du Pont de Nemours and Company in the U.S. and Asia. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago.

In connection with the commencement of Mr. Dentzer’s employment, Curis entered into an employment agreement (the “Employment Agreement”) with Mr. Dentzer. The following summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Employment Agreement, a copy of which we intend to file as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Under the Employment Agreement, Mr. Dentzer will serve as the Company’s chief financial officer, chief administrative officer, secretary and treasurer commencing on March 29, 2016 and continuing until terminated in accordance with the provisions of the Employment Agreement. Mr. Dentzer’s employment with the Company may be terminated by either the Company or Mr. Dentzer at any time. Mr. Dentzer’s base salary was set at $430,000 per annum, and is subject to annual review by the Board. Mr. Dentzer is entitled to participate in the Company’s medical and other benefit programs and may be entitled to receive an annual bonus of up to 40% of his base salary based on the achievement of specific objectives established by the Board. Further, Mr. Dentzer is entitled to reimbursement of up to $7,500 per annum for expenses incurred in connection with preparation of his personal income tax returns and estate planning, as well as a tax gross-up for any taxes that may be attributable to such payment.

The Employment Agreement also provides that on or about the date of commencement of Mr. Dentzer’s employment, as a material inducement to Mr. Dentzer to enter into employment with the Company, and subject to approval by the Board’s Compensation Committee (the “Compensation Committee”), he would be granted a stock option to purchase 1,700,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the shares on the date of grant (the “Inducement Award”). On March 29, 2016, the Compensation Committee granted the Inducement Award with an exercise price equal to $1.51 per share, which was the closing price of the Company’s Common Stock, as reported by the Nasdaq Stock Market, on the date of grant. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 6.25% of the shares underlying the option on each successive three-month period thereafter, subject to Mr. Dentzer’s continued service with the Company.

The Employment Agreement further provides that: (a) in the event the Company terminates Mr. Dentzer’s employment without Cause or if Mr. Dentzer resigns for Good Reason (each as defined in the Employment Agreement), he will receive: (1) his base salary and unused vacation/paid time off accrued through the last day of employment; (2) continuation of his then base salary for a period of nine months and a payment equal in amount to his target bonus payment (40% of annual salary) pro-rated for the portion of the year completed, in each case reduced by all applicable taxes and withholdings; and (3) reimbursement from the Company for a portion of any COBRA premiums paid by Mr. Dentzer for medical/dental insurance for up to nine months; and (b) in the event the Company terminates Mr. Dentzer’s employment without Cause or if Mr. Dentzer resigns for Good Reason within twelve months following a Change in Control Event (as defined in the Employment Agreement), he will receive: (1) his base salary accrued through the last day of employment; (2) continuation of his then base salary for a period of nine months and a payment equal in amount to his target bonus payment (40% of annual salary) pro-rated for the portion of the year completed, in each case reduced by all applicable taxes and withholdings; and (3) reimbursement from the Company for a portion of any COBRA premiums paid by Mr. Dentzer for medical/dental insurance for up to nine months (clauses (a) and (b) collectively, the “Severance”). In order for Mr. Dentzer to receive the Severance, Mr. Dentzer must execute a general release of all claims against the Company, its employees, officers, directors and agents in a form acceptable to the Company.

In addition, the Employment Agreement provides that the Company will indemnify Mr. Dentzer for claims arising in his capacity as an officer of the Company or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. If the claim is brought by the Company or on its behalf, the Company will not be obligated to indemnify Mr. Dentzer if he is found liable to the Company, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case Mr. Dentzer is fairly and reasonably entitled to be indemnified. In the event that the Company does not assume the defense of a claim against Mr. Dentzer, the Company is required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Item 8.01. Other Events.

On March 30, 2016, the Company issued a press release announcing (i) the appointment of Mr. Dentzer as chief financial officer, chief administrative officer, secretary and treasurer of the Company, (ii) the grant of the Inducement Award in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, (iii) the promotion of David Tuck, M.D. to the position of chief medical officer, and (iv) the promotion of Mani Mohindru, Ph.D. to the position of chief strategy officer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release, dated March 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: March 30, 2016	By:	/s/ Ali Fattaey, Ph.D.
Ali Fattaey, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 30, 2016.